UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2015

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2015, Century Aluminum Company (the “Company”) announced the appointment of Stephen K. Heyroth as Vice President, Controller and Chief Accounting Officer of the Company. Mr. Heyroth will be the Company’s principal accounting officer.
Prior to joining the Company, Mr. Heyroth served as Controller for Surface Mining Manufacturing Operations at Joy Global Inc., a publicly traded manufacturer of high-productivity mining solutions. Prior to that position, Mr. Heyroth served as General Auditor at Joy Global from November 2009 to May 2012. Prior to that position, Mr. Heyroth worked at KPMG, Deloitte & Touche and Arthur Andersen. Mr. Heyroth holds an M.B.A. from the University of Wisconsin - Milwaukee and a B.S. in Economics from the University of Wisconsin - Madison.
Also effective March 31, 2015, Rick T. Dillon has returned from his temporary medical leave of absence and has resumed his duties as the Company’s Executive Vice President and Chief Financial Officer.
A copy of the press release of the Company announcing the appointment of Mr. Heyroth is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 31, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	March 31, 2015	By:	/s/ Jesse E. Gary
Name: Jesse E. Gary Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 31, 2015.